Exhibit 99

FOR IMMEDIATE RELEASE	Contact:	Alan D. Eskow
Executive Vice President and
Chief Financial Officer
973-305-4003

Valley National Bancorp

Completes NorCrown Merger and Posts 2nd Quarter Results

WAYNE, NJ –July 20, 2005 — Valley National Bancorp (NYSE:VLY) today reported net income of $39.0 million for the second quarter ended June 30, 2005, compared to $36.7 million for the second quarter of 2004 representing a 6.2 percent increase. Diluted earnings per share increased to $0.36 for the second quarter of 2005 from $0.35 for the same period in 2004 inclusive of the additional shares issued as a result of Valley’s recent acquisitions. Share data also reflects the 5 percent stock dividend paid on May 20, 2005. Net income for the six months ended June 30, 2005 was $77.3 million compared to $75.2 million for the same period in 2004. Diluted earnings per share were $0.72 for both the six month period ended June 30, 2005 and 2004.

Gerald H. Lipkin, Valley’s Chairman, President and CEO stated, “The current quarter includes, for the first time, the earnings of Shrewsbury for the full quarter and one month of earnings for NorCrown which closed on June 3, 2005. We remain optimistic with the opportunities presented in both acquisitions. While the current quarter reflects additional expenses as a result of the Shrewsbury and

Valley National Bancorp (NYSE: VLY)

2005 2nd Quarter Earnings

July 20, 2005

NorCrown integration and core deposit amortization, we anticipate both acquisitions to increase their contribution to our bottom line in the next few months as the full cost saves are realized. In a testimony to Valley’s historical successes with integration, Shrewsbury deposits have increased by 13 percent in balances and 16 percent in number of accounts during the initial quarter of operations. Shrewsbury’s data operations were successfully converted to Valley’s data processing systems during May while the NorCrown conversion is expected to be complete by the end of July.

“We are pleased with Valley’s ability to absorb the acquisition costs together with the external challenges and pressures arising from the continued net interest margin compression resulting from a flattening yield curve, loan and deposit pricing pressures, and the overall costs related to increasing government regulation. In spite of these factors and additional branch opening expenses, net income for the quarter increased over the prior year.

“Loans during the quarter increased by $111 million or 6.1 percent annualized excluding $413 million of loans added from NorCrown. The most significant growth was in the automobile sector and commercial loans. Automobile lending increased, as expected, from the sluggish first quarter. In addition to the normal increases, we realized some increase from the General Motors employee discount sales program. In the first weeks of July, we saw a large increase in application volume and expect it to continue throughout the third quarter. In addition, commercial lines of credit in New York increased, also as expected during the quarter, but were offset in part by competitive pricing on other commercial credits. Valley continues to maintain its credit and interest rate risk standards as we forego larger volumes of loans which would likely hurt credit quality in the future. Deposits increased 9.1 percent on an annualized basis from the first quarter exclusive of the $554 million added from NorCrown. The largest

Valley National Bancorp (NYSE: VLY)

2005 2nd Quarter Earnings

July 20, 2005

growth came from various types of savings accounts and demand deposits both increasing in excess of 10 percent annualized during the quarter. Deposits grew at a faster pace than loans during the quarter. We are pricing competitively with the market in an attempt to increase deposits.

“The acquisition of NorCrown provides an opportunity to add to our footprint in Essex and Morris Counties. On July 13, 2005, we completed the wholesale issuance of $100 million subordinated 10 year notes due July 15, 2015 with a fixed rate of 5 percent. This replaces cash payments made in connection with the recent acquisitions. Our branch strategy continues to exceed expectations in deposit growth and we look forward to opening three new branches in New Jersey and three in Manhattan before the end of 2005.”

For the quarter ended June 30, 2005, Valley achieved an annualized return on average tangible shareholders’ equity of 22.50 percent, an annualized return on average assets of 1.35 percent and an efficiency ratio of 50.8 percent. The annualized return on shareholders’ equity was 18.41 percent and includes intangible assets arising from the Shrewsbury and NorCrown mergers. Valley’s risk-based capital ratios at June 30, 2005 were 10.18 percent for Tier 1 capital, 11.02 percent for total capital and 8.01 percent for Tier 1 leverage. Valley expects the efficiency ratio to return to more traditional levels as the cost savings associated with Shrewsbury and NorCrown take effect.

Net interest income for the second quarter increased $8.5 million or 9.3 percent to $99.8 million over the same quarter of 2004 and $5.2 million or 5.5 percent over the first quarter of 2005. The net interest margin on a tax equivalent basis was 3.76 percent, 4 basis points lower than the first quarter of 2005. This decline is mainly the result of the flattening of the yield curve with funding costs increasing faster

Valley National Bancorp (NYSE: VLY)

2005 2nd Quarter Earnings

July 20, 2005

than yields on new and re-pricing term loans and investments. The overall yield on loans and investments increased over the first quarter of 2005 by 14 basis points, while deposit and borrowing costs increased 21 basis points causing most of the narrowing of the margin. Deposit costs have been increasing mainly due to competitive pricing pressure combined with rising short-term interest rates. Valley continues to grow its loan portfolio through traditional lending products using well established credit underwriting standards and does not seek to grow its balance sheet with non-traditional products offered by other financial institutions. These products include negative amortization residential mortgages and high loan to value home equity loans.

Net charge-offs for the second quarter were $936 thousand compared to $633 thousand for the first quarter of 2005 and $2.8 million for the fourth quarter of 2004. The provision for loan losses was $925 thousand for the second quarter of 2005 compared to $752 thousand for the first quarter of 2005 and $3.2 million for the fourth quarter of 2004. Total non-performing assets, which include non-accrual loans and other real estate owned (“OREO”), totaled $26.1 million, or 0.33 percent of loans and OREO, at June 30, 2005, compared to $26.0 million at March 31, 2005 and $30.8 million at December 31, 2004.

Loans past due 90 days or more and still accruing at June 30, 2005 were $5.0 million, or 0.06 percent of $7.8 billion of total loans, compared to $1.5 million at March 31, 2005 and $2.9 million at December 31, 2004. Total loans past due in excess of 30 days were 0.69 percent of all loans at June 30, 2005 compared to 0.63 percent at March 31, 2005 and 0.90 percent at December 31, 2004.

Valley National Bancorp (NYSE: VLY)

2005 2nd Quarter Earnings

July 20, 2005

Non-interest income for the second quarter of 2005 was $19.3 million compared to $20.7 million for the second quarter of 2004. The decrease was mainly due to lower insurance premiums and securities gains offset by higher service charges on deposit accounts.

Non-interest expense for the second quarter of 2005 increased $5.7 million or 10.4 percent to $60.5 million from the 2004 second quarter, mostly the result of operating expenses related to the Shrewsbury and NorCrown mergers combined with additional regulatory related expenses. Other operating expenses increased for the cost and staffing of new branches, Sunday and extended branch hours and expanding the call center to 24/7 hours. These costs have added to Valley’s franchise value as evidenced by an increase in account openings and a decline in account closures.

Valley National Bancorp is a regional bank holding company headquartered in Wayne, New Jersey. Its principal subsidiary, Valley National Bank, currently operates 161 offices located in 104 communities serving 12 counties throughout northern and central New Jersey and Manhattan. Valley’s web site can be found at http://www.valleynationalbank.com.

* * * * * * * * * * * * * * * * * * * * * * * *

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about new and existing programs and products, relationships, opportunities, taxation, technology and market conditions. These statements may be identified by such forward-looking terminology as “expect,” “believe,” “view,” “opportunity,” “allow,” “continues,” “reflects,” “typically,” “usually,” “anticipate,” or similar statements

Valley National Bancorp (NYSE: VLY)

2005 2nd Quarter Earnings

July 20, 2005

or variations of such terms. Such forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from such forward-looking statements. Factors that may cause actual results to differ from those contemplated by such forward-looking statements include, among others, the following: unanticipated changes in the direction of interest rates, effective income tax rates, loan prepayment assumptions, levels of loan quality and origination volume, relationships with major customers, as well as the effects of unanticipated economic conditions and legal and regulatory barriers including compliance issues related to AML/BSA compliance and the development of new tax strategies or the disallowance of prior tax strategies and the ability of Valley to successfully integrate NorCrown without the loss of significant loan and deposit business. Valley assumes no obligation for updating any such forward-looking statement at any time.

# # #

-Tables to Follow-

Valley National Bancorp

Consolidated Financial Highlights

SELECTED FINANCIAL DATA

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in thousands, except for share data)	2005	2004	2005	2004
FINANCIAL DATA:
Net income	$38,991	$36,729	$77,259	$75,161
Net interest income	99,840	91,386	194,433	181,603
Net interest income - FTE (1)	101,581	92,938	197,819	184,710
Weighted Average Number of Shares Outstanding: (2)
Diluted	109,753,156	104,072,353	107,057,239	104,082,491

Per share data: (2)
Basic earnings	$0.36	$0.35	$0.72	$0.73
Diluted earnings	0.36	0.35	0.72	0.72
Cash dividends declared	0.22	0.21	0.43	0.42
Book value	8.24	6.35	8.24	6.35
Tangible book value	6.21	5.89	6.21	5.89
Closing stock price - high	25.27	25.85	26.50	26.12
Closing stock price - low	22.82	23.00	22.82	23.00

FINANCIAL RATIOS:
Net interest margin - FTE (1)	3.76%	3.90%	3.78%	3.96%
Annualized return on average assets	1.35	1.45	1.38	1.51
Annualized return on average equity	18.41	21.56	19.77	22.37
Annualized return on average tangible equity (3)	22.50	23.24	22.68	24.18
Efficiency ratio (4)	50.75	48.88	49.81	47.88

AVERAGE BALANCE SHEET ITEMS:
Assets	$11,583,688	$10,142,322	$11,173,330	$9,957,712
Interest earning assets	10,801,202	9,521,979	10,468,622	9,330,816
Loans	7,480,523	6,371,083	7,234,991	6,301,040
Interest bearing liabilities	8,774,898	7,682,550	8,505,138	7,519,346
Deposits	8,200,244	7,330,069	7,857,009	7,274,956
Shareholders’ equity	847,214	681,387	781,730	671,840

(1)	Net interest income and net interest margin are presented on a tax equivalent basis using a 35 percent federal tax rate. Valley believes that this presentation provides comparability of net interest income and net interest margin arising from both taxable and tax-exempt sources and is consistent with industry practice and SEC rules.

(2)	Share data reflects the 5 percent stock dividend issued May 20, 2005.

(3)	Tangible shareholders’ equity equals total shareholders’ equity less goodwill and identifiable intangible assets. The annualized return on average tangible equity is computed by dividing annualized net earnings by average monthly tangible shareholders’ equity.

(4)	The efficiency ratio measures Valley’s total non-interest expense as a percentage of net interest income plus total non-interest income.

Valley National Bancorp

Consolidated Financial Highlights

SELECTED FINANCIAL DATA

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in thousands)	2005	2004	2005	2004
ALLOWANCE FOR LOAN LOSSES:
Beginning of period	$69,029	$64,796	$65,699	$64,650
Provision for loan losses	925	1,476	1,677	3,324
Charge-offs	1,886	2,501	3,264	5,980
Recoveries	950	1,041	1,695	2,818
Allowance for loan losses - Shrewsbury and NorCrown	6,041	0	9,252	0
End of period	$75,059	$64,812	$75,059	$64,812

	As of June 30,
	2005	2004
BALANCE SHEET ITEMS:
Assets	$12,267,025	$10,484,538
Loans	7,844,791	6,507,689
Deposits	8,627,093	7,374,502
Shareholders’ equity	916,725	658,563
CAPITAL RATIOS:
Tier 1 leverage ratio	8.01%	8.32%
Risk-based capital - Tier 1	10.18	10.99
Risk-based capital - Total Capital	11.02	11.83
ASSET QUALITY:
Non-accrual loans	$25,037	$14,594
Other real estate owned (OREO)	1,083	524
Total non-performing assets	26,120	15,118
Loans past due 90 days or more and still accruing	4,984	4,952
ASSET QUALITY RATIOS:
Non-performing assets to total loans plus other real estate owned (OREO)	0.33%	0.23%
Allowance for loan losses to loans	0.96	1.00
Net charge-offs to average loans	0.04	0.10

SHAREHOLDER RELATIONS

Requests for copies of reports and/or other inquiries should be directed to Dianne Grenz, Director of Public & Shareholder Relations, Valley National Bancorp, 1455 Valley Road, Wayne, New Jersey, 07470, by telephone at (973) 305-3380, by fax at (973) 696-2044 or by e-mail at dgrenz@valleynationalbank.com.

VALLEY NATIONAL BANCORP

Consolidated Statements of Financial Condition

($ in thousands, except per share data)

	June 30,
	2005	2004
Assets
Cash and due from banks	$272,721	$247,721
Federal funds sold	33,000	0
Securities:
Available for sale	2,175,026	1,913,624
Held to maturity	1,241,389	1,319,248
Trading account	2,349	2,174

Total securities	3,418,764	3,235,046

Loans held for sale	5,806	5,508
Loans	7,838,985	6,502,181
Less: Allowance for loan losses	(75,059)	(64,812)

Loans, net	7,763,926	6,437,369

Premises and equipment, net	172,596	138,672
Due from customers on acceptances outstanding	10,124	11,897
Accrued interest receivable	53,226	43,547
Intangible assets	226,096	48,278
Bank owned life insurance	178,946	167,517
Other assets	131,820	148,983

Total assets	$12,267,025	$10,484,538

Liabilities

Deposits:
Non-interest bearing	$2,063,792	$1,738,417
Interest bearing:
Savings	4,176,816	3,529,446
Time	2,386,485	2,106,639

Total deposits	8,627,093	7,374,502

Federal funds purchased and securities sold under agreements to repurchase	577,541	452,836
Treasury tax and loan account and other short-term borrowings	11,250	27,093
Long-term debt	1,990,142	1,820,308
Bank acceptances outstanding	10,124	11,897
Accrued expenses and other liabilities	134,150	139,339

Total liabilities	11,350,300	9,825,975

Shareholders’ Equity
Preferred stock, no par value 30,000,000 shares authorized; none issued	0	0
Common stock, no par value, authorized 164,894,580 shares; issued 111,432,471 shares in 2005 and 103,843,232 shares in 2004	39,332	34,956
Surplus	742,238	438,481
Retained earnings	140,462	198,042
Unallocated common stock held by the employee benefit plan	(26)	(170)
Accumulated other comprehensive loss	(1,707)	(7,808)

	920,299	663,501

Treasury stock, at cost (153,074 common shares in 2005 and 207,006 in 2004)	(3,574)	(4,938)

Total shareholders’ equity	916,725	658,563

Total liabilities and shareholders’ equity	$12,267,025	$10,484,538

*	Share data reflects the 5 percent stock dividend issued May 20, 2005.

VALLEY NATIONAL BANCORP

Consolidated Statements of Income

($ in thousands, except per share data)

	Three Months Ended June 30,
	2005	2004
Interest Income
Interest and fees on loans	$111,183	$88,967
Interest and dividends on investment securities	40,594	36,675
Interest on federal funds sold and other short-term investments	291	34

Total interest income	152,068	125,676

Interest Expense
Interest on deposits:
Savings deposits	12,073	5,162
Time deposits	15,739	11,038
Interest on other borrowings	24,416	18,090

Total interest expense	52,228	34,290

Net Interest Income	99,840	91,386
Provision for loan losses	925	1,476

Net interest income after provision for loan losses	98,915	89,910

Non-Interest Income
Trust and investment services	2,090	2,183
Insurance premiums	2,773	3,745
Service charges on deposit accounts	5,921	5,171
Gains on securities transactions, net	585	1,051
Fees from loan servicing	1,788	2,034
Gains on sales of loans, net	559	691
Bank owned life insurance	1,753	1,534
Other	3,863	4,321

Total non-interest income	19,332	20,730

Non-Interest Expense
Salary expense	27,004	24,173
Employee benefit expense	7,121	5,791
Net occupancy expense	10,064	8,860
Amortization of intangible assets	2,340	2,690
Other	13,948	13,283

Total non-interest expense	60,477	54,797

Income before income taxes	57,770	55,843
Income tax expense	18,779	19,114

Net Income	$38,991	$36,729

Earnings Per Share: (*)
Basic	$0.36	$0.35
Diluted	$0.36	$0.35
Weighted Average Number of Shares Outstanding: (*)
Basic	109,338,563	103,593,023
Diluted	109,753,156	104,072,353

*	Share data reflects the 5 percent stock dividend issued May 20, 2005.

VALLEY NATIONAL BANCORP

Consolidated Statements of Income

($ in thousands, except per share data)

	Six Months Ended June 30,
	2005	2004
Interest Income
Interest and fees on loans	$212,377	$176,799
Interest and dividends on investment securities	78,457	72,268
Interest on federal funds sold and other short-term investments	397	124

Total interest income	291,231	249,191

Interest Expense
Interest on deposits:
Savings deposits	20,707	9,875
Time deposits	28,658	22,441
Interest on other borrowings	47,433	35,272

Total interest expense	96,798	67,588

Net Interest Income	194,433	181,603
Provision for loan losses	1,677	3,324

Net interest income after provision for loan losses	192,756	178,279

Non-Interest Income
Trust and investment services	4,103	4,415
Insurance premiums	6,063	7,417
Service charges on deposit accounts	10,864	9,998
Gains on securities transactions, net	2,318	4,617
Fees from loan servicing	3,562	4,211
Gains on sales of loans, net	1,067	1,508
Bank owned life insurance	3,312	3,113
Other	7,401	8,450

Total non-interest income	38,690	43,729

Non-Interest Expense
Salary expense	51,446	48,279
Employee benefit expense	13,778	11,207
Net occupancy expense	19,899	18,130
Amortization of intangible assets	4,076	4,889
Other	26,924	25,373

Total non-interest expense	116,123	107,878

Income before income taxes	115,323	114,130
Income tax expense	38,064	38,969

Net Income	$77,259	$75,161

Earnings Per Share: (*)
Basic	$0.72	$0.73
Diluted	$0.72	$0.72
Weighted Average Number of Shares Outstanding: (*)
Basic	106,606,673	103,561,378
Diluted	107,057,239	104,082,491

*	Share data reflects the 5 percent stock dividend issued May 20, 2005.

Valley National Bancorp

(dollars in thousands)

	End of Period - 06/30/05	End of Period - 03/31/05	End of Period - 12/31/04	End of Period - 09/30/04	End of Period - 06/30/04
	Loan Portfolio	Loan Portfolio	Loan Portfolio	Loan Portfolio	Loan Portfolio
Commercial Loans	$1,368,499	$1,310,757	$1,261,854	$1,316,972	$1,205,739

Construction	457,258	435,812	368,120	282,299	254,007
Residential Mortgage	2,044,527	1,980,833	1,853,708	1,774,827	1,699,035
Commercial Mortgage	2,189,195	1,877,144	1,745,155	1,741,674	1,692,201

Total Mortgage Loans	4,690,980	4,293,789	3,966,983	3,798,800	3,645,243

Home Equity	559,049	554,534	517,325	510,790	486,962
Credit Card	8,849	8,745	9,691	9,433	9,636
Automobile	1,104,749	1,064,150	1,079,050	1,098,375	1,058,238
Other Consumer	112,665	89,050	99,412	89,255	101,871

Total Consumer Loans	1,785,312	1,716,479	1,705,478	1,707,853	1,656,707

Total Loans	$7,844,791	$7,321,025	$6,934,315	$6,823,625	$6,507,689

	Quarter End - 06/30/05			Quarter End - 03/31/05			Quarter End - 12/31/04			Quarter End - 09/30/04			Quarter End - 06/30/04
	Average Balance	Interest	Avg. Rate	Average Balance	Interest	Avg. Rate	Average Balance	Interest	Avg. Rate	Average Balance	Interest	Avg. Rate	Average Balance	Interest	Avg. Rate
Assets
Loans	$7,480,523	$111,225	5.95%	$6,986,730	$101,235	5.80%	$6,913,293	$100,085	5.79%	$6,644,741	$94,114	5.67%	$6,371,083	$89,002	5.59%
Taxable Investments	2,960,641	37,439	5.06%	2,809,959	34,882	4.97%	2,749,399	34,191	4.97%	2,803,510	35,307	5.04%	2,819,716	33,850	4.80%
Non-Taxable Investments	325,138	4,854	5.97%	323,590	4,587	5.67%	322,141	4,572	5.68%	325,127	4,576	5.63%	317,298	4,342	5.47%
Fed Funds and Other Int. Earning Assets	34,900	291	3.34%	12,067	106	3.51%	18,545	96	2.07%	16,989	76	1.79%	13,882	34	0.98%

Total Int. Earning Assets	10,801,202	153,809	5.70%	10,132,346	140,810	5.56%	10,003,378	138,944	5.56%	9,790,367	134,073	5.48%	9,521,979	127,228	5.34%
Other Assets	782,486			626,066			640,628			611,625			620,343
Total Average Assets	$11,583,688			$10,758,412			$10,644,006			$10,401,992			$10,142,322

Liabilities and Shareholders’ Equity
Savings	$3,993,938	$12,073	1.21%	$3,658,713	$8,634	0.94%	$3,569,992	$7,354	0.82%	$3,491,498	$5,886	0.67%	$3,446,731	$5,162	0.60%
Time Deposits	2,285,187	15,739	2.75%	2,093,702	12,919	2.47%	2,157,664	12,570	2.33%	2,160,260	11,821	2.19%	2,167,642	11,038	2.04%
S/T Borrowings	535,485	3,769	2.82%	590,699	3,350	2.27%	508,105	2,235	1.76%	484,850	1,603	1.32%	372,815	921	0.99%
Long-term Debt	1,960,288	20,647	4.21%	1,889,266	19,667	4.16%	1,859,993	19,200	4.13%	1,802,459	18,350	4.07%	1,695,362	17,169	4.05%

Interest Bearing Liabilities	8,774,898	52,228	2.38%	8,232,380	44,570	2.17%	8,095,754	41,359	2.04%	7,939,067	37,660	1.90%	7,682,550	34,290	1.79%
Non-Interest Bearing Deposits	1,921,119			1,757,545			1,801,238			1,762,175			1,715,696
Other Liabilities	40,457			52,968			44,795			34,581			62,689
Shareholders’ Equity	847,214			715,519			702,219			666,169			681,387
Total Average Liabilities and Shareholders’ Equity	$11,583,688			$10,758,412			$10,644,006			$10,401,992			$10,142,322

Net Interest Income and Margin - tax equivalent basis		$101,581	3.76%		$96,240	3.80%		$97,585	3.90%		$96,413	3.94%		$92,938	3.90%

Notes:

Interest income is presented on a tax equivalent basis using a 35 percent federal tax rate.

Loans are stated net of unearned income and include non-accrual loans.